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                                                                    Exhibit 23.1
                                                                    ------------
                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Incentive Compensation Plan, the Long-Term Incentive Plan for Senior Executives and the Deferred Compensation Plan for Executives of John Hancock Financial Services, Inc. of our report dated February 3, 2000, with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in its Annual Report (Form 10-K No. 1-15607) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ---------------------------
                                        ERNST & YOUNG LLP

Boston, Massachusetts
February 5, 2001